                                                                    EXHIBIT 32.2

                                  CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of ING Insurance Company of America (the "Company") hereby certifies that, to the officer's knowledge, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                  By
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     (Date)                          Keith Gubbay
                                     Director and President